EXHIBIT 99.1
PubMatic Announces Second Quarter 2022 Financial Results
Omnichannel and diversified business drives revenue and adjusted EBITDA above guidance
Delivered revenue of $63.0 million, up 27% year over year;
Generated $7.8 million in GAAP net income, or 12% margin;
Delivered $23.0 million in adjusted EBITDA, or 37% margin;

NO-HEADQUARTERS/REDWOOD CITY, Calif., August 8, 2022 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today reported financial results for the second quarter ending June 30, 2022.

“We delivered another terrific quarter, with organic revenue growth of 27% year over year, well above market growth rates. Our results demonstrate the number and magnitude of growth opportunities we have incorporated into our business, as we continue to consolidate the market,” said Rajeev Goel, co-founder and CEO at PubMatic. “We participate in the open internet sector of the ecosystem and provide an omnichannel solution that provides publishers and buyers with flexibility as consumer trends shift. We’ve built our business on the belief that all advertising will be digital, and all digital advertising will be transacted programmatically, and this is quickly becoming reality.”

Second Quarter 2022 Financial Highlights
•Revenue in the second quarter of 2022 was $63.0 million, an increase of 27% over $49.7 million in the same period of 2021;
•GAAP net income was $7.8 million, or $0.14 per diluted share in the second quarter, compared to GAAP net income of $9.9 million, or $0.18 per diluted share in the same period of 2021;
•Net dollar-based retention1 was 130% for the trailing twelve-months ended June 30, 2022, compared to 150% in the comparable trailing twelve-month period a year ago;
•Adjusted EBITDA was $23.0 million, or 37% margin, compared to adjusted EBITDA of $18.6 million, or a 37% margin, in the same period of 2021;
•Non-GAAP net income was $13.0 million, or $0.23 per diluted share in the second quarter, compared to Non-GAAP net income of $13.1 million, or $0.23 per diluted share in the same period of 2021;
•Net cash provided by operating activities was $20.5 million, compared to $21.1 million in the same period of 2021; and
•Total cash, cash equivalents, and marketable securities of $183.0 million with no debt.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended June 30, 2021 (Prior Period Revenue). We then calculate the revenue from these same publishers in the trailing twelve months ended June 30, 2022 (Current Period Revenue). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods

Second Quarter 2022 Business Highlights
•Processed 36.2 trillion impressions in the second quarter, an increase of 79% over a year ago. Since the second quarter of 2020, cost of revenue per million impressions processed has been reduced by 48%.
•Revenue from fast-growing advertising formats mobile and omnichannel video, which includes Connected TV (CTV)2, grew 43% year-over-year and represented 72% of total revenue in the second quarter.
•Revenue from CTV grew by more than 150% over the second quarter of 2021. Added more premium CTV inventory to our platform, now monetizing inventory from 196 CTV publishers.
•We are well diversified across more than 20 verticals. The top 10 ad verticals, in aggregate, grew over 40% year over year.
•Supply path optimization represented over 30% of total activity on our platform in Q2 2022, up from approximately 24% a year ago.
•All global data centers now powered by 100% renewable energy, a significant milestone in a comprehensive, multi-pronged sustainability strategy across the organization. Advertisers and agencies can now buy media in an environmentally sustainable way on the PubMatic platform.
•Launched Connect, a comprehensive and fully integrated platform to enable media buyers to seamlessly connect with their target audiences across the open internet. Top ad buyers IPG Matterkind, Omnicom Media Group and Havas Media Group have recently expanded relationships with PubMatic to extend access to Connect directly to their advertising clients.

•In June, Shelagh Glaser, Chief Financial Officer at Zendesk, Inc.; and Jacob Shulman, Chief Financial Officer at JFrog Ltd. were appointed to the board of directors, adding valuable financial leadership and deep experience in the global technology and software industries.

“The second quarter marks our 8th straight quarter where we grew revenue significantly above our long-term growth target of 20+%. We saw broad strength in the Americas region, led by fast-growing ad formats CTV, online video and mobile, and continued momentum in Supply Path Optimization. We also delivered our 13th straight quarter of positive GAAP Net Income and our 25th consecutive quarter of positive Adjusted EBITDA,” said Steve Pantelick, CFO at PubMatic. “Our second quarter results underscore the strength of our platform, and our team’s ability to consistently execute our business plan while navigating through challenging conditions. Our profitability, positive cash flows, and operational agility also allow us to continue investing for long-term growth.”
Financial Outlook

Looking ahead to Q3 and the second half, based on our assessment of the uncertain economic environment and factoring in both headwinds and tailwinds, we are taking a conservative approach to our guidance. We are anticipating further softening of European consumer demand amid worsening economic conditions stemming from uncertainty around energy supplies to high inflation and rising interest rates. In the APAC region, we are anticipating continued muted ad spending through the end of the year due to periodic Covid-induced lockdowns. In the Americas, we anticipate some limited softness but are assuming generally stable economic conditions for the balance of the year. In terms of tailwinds, we continue to see strong momentum with our SPO relationships, continued growth of our online video and CTV businesses and incremental political ad spend that will offset some of these challenges. We also anticipate continued benefits from a diversified business within the open internet ecosystem. Accordingly, we estimate the following:
2 References to CTV include over-the-top (OTT).

•For the third quarter 2022, we expect revenue of between $66 million to $68 million or 15% at the midpoint for year over year growth. We expect adjusted EBITDA to be in the range of $23 million to $25 million, representing approximately a 36% margin at the midpoint.
•For fiscal year 2022, we expect revenue to be in the range of $277 million to $281 million, representing year-over-year growth of 23% at the midpoint. As a result of our growing global scale and increasing favorable revenue mix towards high margin video formats combined with the cost optimization plans in place, we are increasing our full year Adjusted EBITDA to be in the range of $103 million to $108 million, or 38% margin at the midpoint.
Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including, unrealized gain(loss) on equity investments and stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Monday, August 8, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that adjusted EBITDA and adjusted EBITDA margin, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, impairments of long-lived assets, interest income, and provision for income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue.
In addition to operating income and net income, we use adjusted EBITDA and non-GAAP net Income as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as impairments of long-lived assets, that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and
•Our management uses adjusted EBITDA and non-GAAP net income in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) unrealized gains/losses result from our equity investments; (b) the potentially dilutive impact of stock-based compensation; or (c) income tax effects for stock-based compensation and unrealized gains/losses from our equity investments.
Because of these and other limitations, you should consider adjusted EBITDA and non-GAAP net income along with other GAAP-based financial performance measures, including net income and our GAAP financial results.
Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for Q3 2022 and full year 2022, our expectations regarding future hiring, future market growth, and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the related measures taken in response by the global community; the impacts of inflation as well as fiscal tightening and rising interest rates; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. All information in this press release is as of August 8, 2022. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2022	2021
Current Assets
Cash and cash equivalents	$51,894	$82,505
Marketable securities	131,097	77,121
Accounts receivable - net	263,974	286,916
Prepaid expenses and other current assets	13,110	14,207
Total Current Assets	460,075	460,749
Property, equipment and software - net	64,104	50,140
Operating lease right-of-use assets	27,482	21,613
Goodwill	6,250	6,250
Deferred income tax asset	2,906	515
Other assets, non-current	9,414	10,948
TOTAL ASSETS	$570,231	$550,215
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$237,406	$244,321
Accrued liabilities	12,509	18,780
Operating lease liabilities, current	5,512	3,864
Total Current Liabilities	255,427	266,965
Operating lease liabilities, non-current	22,642	17,842
Deferred tax liability	6,067	6,067
Other liabilities, non-current	2,179	2,161
TOTAL LIABILITIES	286,315	293,035
Stockholders' Equity:
Common stock	6	6
Treasury stock	(11,486)	(11,486)
Additional paid-in capital	183,890	169,401
Accumulated other comprehensive loss	(387)	(36)
Retained earnings	111,893	99,295
TOTAL STOCKHOLDERS’ EQUITY	283,916	257,180
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$570,231	$550,215

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$63,032	$49,658	$117,584	$93,266
Cost of revenue(1)	18,974	13,088	36,966	25,388
Gross profit	44,058	36,570	80,618	67,878
Operating expenses:(1)
Technology and development	5,075	3,860	9,847	7,599
Sales and marketing	18,212	13,997	34,667	26,786
General and administrative	10,977	8,580	21,727	16,719
Total operating expenses	34,264	26,437	66,241	51,104
Operating income	9,794	10,133	14,377	16,774
Total other income (expense), net	(48)	(239)	1,551	(39)
Income before income taxes	9,746	9,894	15,928	16,735
Provision for (benefit from) income taxes	1,927	(27)	3,330	1,896
Net income	$7,819	$9,921	$12,598	$14,839

Net income per share attributable to common stockholders:
Basic	$0.15	$0.20	$0.24	$0.30
		—
Diluted	$0.14	$0.18	$0.22	$0.26
Weighted-average shares used to compute net income per
share attributable to common stockholders:
Basic	52,154,616	49,578,536	52,033,268	49,345,202

Diluted	56,847,306	56,428,211	56,868,417	56,607,701

(1)Stock-based compensation expense includes the following:

STOCK-BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$327	$204	$605	$372
Technology and development	907	579	1,784	1,060
Sales and marketing	2,098	1,290	4,005	2,451
General and administrative	2,059	1,556	4,133	2,911
Total stock-based compensation	$5,391	$3,629	$10,527	$6,794

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$12,598	$14,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,505	9,688
Unrealized gain on equity investments	(458)	—
Stock-based compensation	10,527	6,794
Deferred income taxes	(2,396)	1,258
Accretion of discount on marketable securities	(15)	(28)
Non-cash operating lease expense	2,998	915
Other	99	2
Changes in operating assets and liabilities:
Accounts receivable	22,942	24,083
Prepaid and other assets	547	(7,579)
Accounts payable	(13,698)	(15,125)
Operating lease liabilities	(2,385)	(1,044)
Accrued expenses	(5,565)	(146)
Other non-current liabilities	83	106
Net cash provided by operating activities	39,782	33,763
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12,384)	(11,808)
Capitalized software development costs	(6,777)	(4,828)
Purchases of marketable securities	(82,616)	(32,551)
Proceeds from maturities of marketable securities	28,200	21,000
Net cash used in investing activities	(73,577)	(28,187)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock for employee stock purchase plan	2,402	2,635
Proceeds from exercise of stock options	838	2,078
Principal payments on finance lease obligations	(56)	—
Payments for offering costs	—	(805)
Payments to acquire treasury stock	—	(52)
Net cash provided by (used in) financing activities	3,184	3,856
NET DECREASE IN CASH AND CASH EQUIVALENTS	(30,611)	9,432
CASH AND CASH EQUIVALENTS - Beginning of period	82,505	81,188
CASH AND CASH EQUIVALENTS - End of period	$51,894	$90,620

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$7,819	$9,921	$12,598	$14,839
Add back (deduct):
Stock-based compensation	5,391	3,629	10,527	6,794
Depreciation and amortization	7,321	5,138	14,505	9,688
Unrealized (gain) loss on equity investments	915	—	(458)	—
Interest income	(325)	(67)	(448)	(129)
Provision for (benefit from) income taxes	1,927	(27)	3,330	1,896
Adjusted EBITDA	$23,048	$18,594	$40,054	$33,088

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$7,819	$9,921	$12,598	$14,839
Add back (deduct):
Unrealized (gain) loss on equity investments	915	—	(458)	—
Stock-based compensation	5,391	3,629	10,527	6,794
Adjustment for income taxes	(1,093)	(500)	(1,566)	(751)
Non-GAAP Net Income	$13,032	$13,050	$21,101	$20,882

GAAP diluted EPS	$0.14	$0.18	$0.22	$0.26
Non-GAAP diluted EPS	$0.23	$0.23	$0.37	$0.37

Weighted average shares outstanding—diluted	56,847,306	56,428,211	56,868,417	56,607,701